Exhibit 99.1

CORMEDIX INC. ANNOUNCES REGULATORY, MANUFACTURING AND

REIMBURSEMENT UPDATES

Berkeley Heights, NJ – April 26, 2023 – CorMedix Inc. (Nasdaq: CRMD), a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of life-threatening diseases and conditions, today announced that following its Type A meeting with the FDA, the Company intends to resubmit its New Drug Application (“NDA”) for DefenCath by the middle of May. More specifically:

•	At the Type A meeting, the FDA informed CorMedix that it is in receipt of the close out report for inspectional observations received from its existing contract manufacturing organization (“CMO 1”), and NDA resubmission with CMO 1 can be done at the Company’s discretion. The FDA may conduct a pre-approval inspection at the facility as part of the NDA review process.

•	Based on guidance from FDA, CorMedix will resubmit the NDA with manufacturing data generated at CMO 1 and utilizing both the existing source of heparin API (“API 1”) as well as a new supplier of Heparin API (“API 2”). The Company has completed the validation of the manufacturing process using API 2, and believes all batches have met product specifications. Data for submission are currently available and resubmission is targeted for mid-May following receipt of final Type A meeting minutes. As part of validation of manufacturing with this API, the Company will be adding a 3 mL single-dose vial to its 5 mL commercial presentation to meet market preferences and demand. As the submission will contain new manufacturing information, the Company expects it to be classified as a Class 2 resubmission with a 6-month review.

In addition, CorMedix today announced that following the submission of a duplicate New Technology Add-On Payment (“NTAP”) application in Q4 to the Centers for Medicare & Medicaid Services (“CMS”), CMS has subsequently issued the Inpatient Prospective Payment System (‘IPPS”) 2024 proposed rule that includes a NTAP of up to $17,111 per hospital stay for DefenCath. This NTAP represents reimbursement to inpatient facilities of 75% of the anticipated WAC price of $1,170 per 3 mL vial, and an average utilization of 19.5 vials per hospital stay. The final IPPS rule will be published in late summer and we expect this payment amount to be issued in that final rule. This NTAP is conditioned upon the DefenCath NDA obtaining final FDA approval prior to July 1, 2024.

Joe Todisco, CorMedix CEO stated “I am very pleased with our Type A meeting discussion with the FDA and the clarity we now have to pursue resubmission of the DefenCath NDA. We will be working closely with our CMO to ensure compliance readiness should the FDA elect to conduct a pre-approval inspection, and we will continue our preparations for commercialization. Additionally, I am pleased that CMS has determined again that DefenCath properly meets the criteria for NTAP inclusion. The utilization of DefenCath can be an important preventative solution for reducing infection risk in patients undergoing hemodialysis through a central venous catheter, and the Company will continue working aggressively in pursuit of NDA approval and launch.”

About CorMedix

CorMedix Inc. is a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of life-threatening conditions and diseases. The Company is focused on developing its lead product DefenCath™, a novel, non-antibiotic antimicrobial and antifungal solution designed to prevent costly and life-threatening bloodstream infections associated with the use of central venous catheters in patients undergoing chronic hemodialysis. DefenCath has been designated by FDA as Fast Track and as a Qualified Infectious Disease Product (QIDP), and the original New Drug Application (NDA) received priority review in recognition of its potential to address an unmet medical need. QIDP provides for an additional five years of marketing exclusivity, which will be added to the five years granted to a New Chemical Entity upon approval of the NDA. CorMedix also committed to conducting a clinical study in pediatric patients using a central venous catheter for hemodialysis when the NDA is approved, which will add an additional six months of marketing exclusivity when the study is completed. The Company received a Complete Response Letter (CRL) from FDA stating that the original NDA could not be approved until deficiencies at the contract manufacturing organization (CMO) were satisfactorily resolved. FDA notified the Company in a second CRL that the refiled NDA could not be approved until satisfactory resolution of facility deficiencies at the CMO identified during a pre-approval inspection, and the satisfactory resolution of facility deficiencies identified at the supplier of heparin API. The CMO and heparin API supplier have notified CorMedix that they have remediated the respective deficiencies identified by FDA and referenced in the second CRL. CorMedix is simultaneously working to transfer the technology to an additional CMO and qualify an additional supplier of heparin. CorMedix also intends to develop DefenCath as a catheter lock solution for use in other patient populations, and the Company is working with top-tier researchers to develop taurolidine-based therapies for rare pediatric cancers. For more information visit: www.cormedix.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects, including, but not limited to, statements regarding CorMedix’s plans for a resubmission of its DefenCath NDA, the timing of such resubmission, the manufacturing pathways for resubmission, the classification and timing of NDA resubmission, the results of an FDA prior approval inspection as part of the NDA review process, and the timing and qualification of an alternative manufacturing site, should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: results of an FDA inspection; the ability of the Company’s resubmission to be classified as Class 2 and the timing of review; the ability of an alternate CMO to provide data by the end of the third quarter of 2023 and ability of the Company to qualify an alternate CMO as an alternate manufacturing site; the ability of the Company’s heparin supplier to address the manufacturing deficiencies identified in the warning letter for non-heparin API; the resources needed to secure approval of the NDA for DefenCath from the FDA; the risks and uncertainties of the relationships with the additional CMO and supplier of heparin; the ability to submit a supplement to CorMedix’s NDA; the ability to secure final FDA approval prior to July 1, 2024 or obtain CMS approval of a resubmitted NTAP application; the risks and uncertainties associated with CorMedix’s ability to manage its limited cash resources and the impact on current, planned or future research, including the continued development of DefenCath and research for additional uses for taurolidine; obtaining additional financing to support CorMedix’s research and development and clinical activities and operations; preclinical results are not indicative of success in clinical trials and might not be replicated in any subsequent studies or trials; and the ability to retain and hire necessary personnel to staff our operations appropriately. These and other risks are described in greater detail in CorMedix’s filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Contact:
Dan Ferry
Managing Director
LifeSci Advisors
(617) 430-7576